                                                               EXHIBIT 23.3


                         CONSENT OF INDEPENDENT AUDITORS


     We consent to the incorporation by reference in this Registration Statement on Form S-4 of our report dated February 21, 1995 with respect to the combined financial statements and schedule of the U.S. Industries, Inc. Automotive Group companies (not presented separately) appearing in U.S. Industries, Inc.'s Annual Report on Form 10-K for the fiscal year ended September 28, 1996, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.



     /s/ DELOITTE & TOUCHE LLP
     -------------------------
     New York, New York
     January 21, 1996







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